Exhibit 99.1

SANCHEZ ENERGY ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS AND UPDATES OPERATIONS;
RECORD THIRD QUARTER REVENUES RISE 654% ON 710% HIGHER PRODUCTION

Houston, Texas (November 6, 2013 — PR Newswire) — Sanchez Energy Corporation (NYSE: SN) (the “Company” or “Sanchez Energy”), a rapidly growing independent oil and gas company targeting onshore U.S. Gulf Coast oil resource plays with a current focus on the Eagle Ford Shale, today announced the Company’s operating and financial results for the third quarter 2013, which included the following highlights:

HIGHLIGHTS FOR THIRD QUARTER 2013

•            Record production of 1,083 MBOE, an increase of 54% over the second quarter of 2013 and an increase of 710% over the same period a year ago.

•            Record revenues of $94.2 million, an increase of 59% over the second quarter of 2013 and an increase of 654% over the same period a year ago.

•            Adjusted earnings before interest, income tax, depletion, depreciation and amortization, and unrealized derivative activity (“Adjusted EBITDA”), a non-GAAP financial measure defined below, of $63.8 million, an increase of 48% over the second quarter of 2013 and an increase of 596% over the same period a year ago.

•            Adjusted Net Income attributable to common stockholders (“Adjusted Net Income”), a non-GAAP financial measure defined below, of $13.6 million, an increase of 134% over the second quarter of 2013 and an increase of 217% over the same period a year ago.

•            Liquidity of $665 million as of September 30, 2013 consisting of $175 million in undrawn capacity on our secured revolving credit facility, and $490 million in cash, cash equivalents and investment securities, reduced by $220 million to $445 million in October after funding the Wycross acquisition.

•            Reaffirm total 2014 production guidance to more than double that of 2013.

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented: “Our third quarter was very impactful for us as we continued to expand our position in the Eagle Ford trend, entered the Tuscaloosa Marine Shale (TMS) trend and materially strengthened our capital base with an 11 million share common stock offering and the addition of $200 million of senior unsecured notes.  Our current liquidity is very strong and we also expect a significant increase in our current $175 million unused revolving credit line as a result of our regular quarterly borrowing base re-determination process.

While those events took place, our operations team continued to perform at a high level during the third quarter.  Our production came in at the top end of our guidance range and we feel confident that we will report a similar result for the fourth quarter.  Before considering production shut-in for offset operations, our current production is approximately 16,500 BOE per day.  We currently have 4 operated rigs and 5 non-operated rigs for a total of 9 gross (6 net) rigs active and by year-end we expect to complete and turn to sales an additional 15 to 20 gross wells.  As a result of our strong production rates leading into the close of this year, we expect 2014 total production to more than double that of 2013.

We closed the acquisition of the Wycross property during the first week of October and currently expect the turnover of operations to take place, per the existing agreements, on or before January 1, 2014.  The existing operator has commenced drilling the first of two planned wells which should be ready for fracking in mid-December, after which we expect to commence our operated development operations.

In the TMS, we are forming multiple drilling units in preparation for our 2014 operated drilling program, which will follow our expected participation in several non-operated wells.”

PRODUCTION VOLUMES, AVERAGE SALES PRICES, OPERATING COSTS PER BOE, AND CAPITAL EXPENDITURES

Sanchez Energy’s mix of hydrocarbon production during the third quarter of 2013 included approximately 76% crude oil, 14% natural gas and 10% natural gas liquids.

Revenue for the three months ended September 30, 2013 totaled $94.2 million, an increase of 654% over the same period a year ago, due to bringing online 122 new wells since the third quarter of 2012, including 54 organic wells and 68 wells from the acquisition of new properties.

Production, average sales prices and operating costs and expenses per BOE for the three and nine months ended September 30, 2013 and 2012 as well as guidance for the fourth quarter are summarized below:

					Guidance
	Three Months Ended		Nine Months Ended		Fourth
	September 30,		September 30,		Quarter
	2013	2012	2013	2012	2013
Production volumes -
Oil (MBo)	825.9	122.3	1,643.9	253.5
NGLs (MBbls)	106.2	0.2	231.4	0.4
Natural gas (MMcf)	906.3	67.1	1,594.5	254.9
Total oil equivalent (MBOE)	1,083.2	133.7	2,141.0	296.4
BOE/Day	11,773.9	1,452.7	7,842.6	1,081.7	15,000.0	—	17,000.0

Average sales price -
Oil ($ per Bo)(1)	$105.86	$100.61	$104.41	$101.99
NGLs ($ per Bbl)	$30.03	$20.05	$26.65	$26.61
Natural gas ($ per Mcf)	$3.94	$2.72	$4.09	$2.33
Oil equivalent ($ per BOE)(1)	$86.96	$93.48	$86.09	$89.28

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$10.18	$4.56	$9.85	$6.80	$8.00	—	$10.00
Production and ad valorem taxes	$5.11	$4.59	$5.11	$5.29	$5.00	—	$6.00
General and administrative, excluding stock based compensation and acquisition costs included in G&A (2)	$7.60	$15.03	$8.04	$22.44	$5.50	—	$6.50

(1) Excludes the impact of oil derivative instruments.

(2) Excludes stock-based compensation of $6.15 and $6.25 per BOE for the three months ended September 30, 2013 and 2012, respectively, and $6.71 and $83.67 per BOE for the nine months ended September 30, 2013 and 2012, respectively.  Excludes acquisition costs included in G&A of $0.28 and $1.86 per BOE for the three and nine months ended September 30, 2013.  No acquisition costs were included in G&A for the three and nine months ended September 30, 2012.

Capital expenditures, including estimated accruals, for the third quarter are approximately $186 million exclusive of acquisition related expenditures of approximately $107 million including the deposit paid for the recently closed Wycross acquisition.  Capital expenditures, including estimated accruals, for the nine months ended September 30, 2013 were approximately $356 million before acquisition related costs which totaled approximately $410 million for the period.  Immediately after the end of the third quarter, we completed the Wycross acquisition for approximately $220 million, not including the deposit previously made in the amount of $11 million.

OPERATIONS UPDATE

As detailed in the table below, Sanchez Energy currently has nine gross rigs (four operated and five non-operated rigs) running across its core project areas and also currently has 160 gross producing wells with an additional 20 gross wells in various stages of completion.

				Gross
	Gross	Gross	Net	Wells Waiting/
Project	Producing	Rigs	Rigs	Undergoing
Area	Wells	Running	Running	Completion
Palmetto	42	3	1	8
Marquis	24	4	3	8
Cottulla - Maverick	80	1	1	3
Wycross	13	1	1	1
Other	1	—	—	—
Total	160	9	6	20

HEDGING UPDATE

During the third quarter of 2013 and subsequent to quarter end, Sanchez Energy entered into additional derivative contracts covering anticipated future production in 2014 and initiated a hedging program for 2015.  Currently, Sanchez Energy has approximately three million barrels of anticipated crude production for 2014 hedged at an average swap or floor price of $91 per barrel.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on November 7, 2013 at 2:00 p.m. EST (1:00 p.m. CST, 12:00 p.m. MST and 11:00 a.m. PST).  Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the Third Quarter 2013 Conference Call button.  Webcast, both live and rebroadcast, will be available over the internet at: http://edge.media-server.com/m/p/g7o5yi8y/lan/en

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale where we have assembled approximately 125,000 net acres.  The Company also has approximately 40,000 net acres targeting the Tuscaloosa Marine Shale.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to successfully closing our announced acquisitions, the anticipated benefits of our acquisitions, any planned takeover of operations, future down-spacing and movement to pad drilling to further reduce costs and to produce additional upside potential and other aspects of any proposed acquisitions. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue  to produce  oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2012 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long
Senior Vice President and Chief Financial Officer
Sanchez Energy Corp.
713-783-8000

(Financial Highlights to follow)

SANCHEZ ENERGY CORPORATION

STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$87,436	$12,308	$171,635	$25,858
Natural gas liquids sales	3,190	3	6,166	10
Natural gas sales	3,574	182	6,520	594
Total revenues	94,200	12,493	184,321	26,462

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	11,026	610	21,098	2,015
Production and ad valorem taxes	5,531	613	10,942	1,569
General and administrative (exclusive of stock-based compensation expense and acquisition costs included in general and administrative)	8,233	2,008	17,205	6,651
Total operating costs and expenses	24,790	3,231	49,245	10,235

Other items of expense included in Adjusted EBITDA, as defined (1):
Other expense	(5,590)	(87)	(7,051)	(785)

Adjusted EBITDA, as defined (1)	$63,820	$9,175	$128,025	$15,442

Other items of income (expense) included in Adjusted net income, as defined:
Depletion, depreciation, amortization and accretion	$(38,372)	$(4,580)	$(76,368)	$(9,291)
Interest expense	(9,460)	—	(17,613)	—
Interest income	91	12	163	31
Preferred dividends	(5,485)	(264)	(13,041)	(264)
Allocation of adjustments above related to participating securities	(694)	(65)	(1,136)	(194)
Income tax benefit	3,668	—	3,668	—
Adjusted net income attributable to common stockholders, as defined (1)	$13,568	$4,278	$23,698	$5,724
Adjusted net income per common share - basic (1)	$0.39	$0.13	$0.70	$0.17
Adjusted net income per common share - diluted (1)(2)(4)	$0.36	$0.13	$0.70	$0.17

Other non-cash items of income (expense) included in adjusted net income:
Stock-based compensation	$(6,657)	$(836)	$(14,369)	$(24,800)
Unrealized gains (losses) on derivatives instruments	(8,905)	(2,104)	(6,820)	1,594
Acquisition costs included in general and administrative	(305)	—	(3,990)	—
Allocation of adjustments above related to participating securities	694	44	1,136	194

Net income (loss) attributable to common stockholders	$(1,605)	$1,382	$(345)	$(17,288)
Net income (loss) per common share - basic and diluted (3)(5)(6)	$(0.05)	$0.04	$(0.01)	$(0.52)

Weighted average number of shares used to calculate Adjusted net income per common share:
Unrestricted outstanding common shares - basic	34,737	33,000	33,651	33,000
Dilutive Shares (1)(2)(3)(4)(5)(6)	17,492	—	—	—
Denominator for diluted Adjusted net income per common share	52,229	33,000	33,651	33,000
Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - basic and diluted (3)(5)(6)	34,737	33,000	33,651	33,000

(1)	Adjusted EBITDA, Adjusted net income attributable to common stockholders and Adjusted net income per common share are defined below.
(2)

The three months ended September 30, 2013 excludes 410,779 shares of weighted average restricted stock from the calculation of the denominator for Adjusted net income per common share as these shares were anti-dilutive. The three months ended September 30, 2013 excludes 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for Adjusted net income per common share as these shares were dilutive. In addition, then numerator includes preferred stock dividends during the period in order to arrive at Adjusted net income to calculate diluted Adjusted net income per common share. The nine months ended September 30, 2013, excludes 625,920 shares of weighted average restricted stock and 14,141,800 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for Adjusted net income per common share as these shares were anti-dilutive.

(3)

The three months ended September 30, 2013 excludes 410,779 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted loss per common share as we were in a loss position. The nine months ended September 30, 2013, excludes 625,920 shares of weighted average restricted stock and 14,141,800 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted loss per common share as we were in a loss position.

(4)

The three and nine months ended September 30, 2012, excludes 71,842 and 254,757 shares of weighted average restricted stock, respectively, and 996,429 and 330,931 shares of common stock, respectively, resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(5)

The three months ended September 30, 2012, excludes 71,842 shares of weighted average restricted stock from the calculation of the denominator for diluted net income (loss) per common share as these shares were anti-dilutive. The nine months ended September 30, 2012, excludes 254,757 shares of weighted average restricted stock from the calculation of the denominator for diluted net income (loss) per common share as we were in a loss position.

(6)

The three and nine months ended September 30, 2012 exclude 996,429 and 330,931 shares of common stock, respectively, resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2013	2012
	(In thousands)
ASSETS:
Cash and cash equivalents	$479,999	$50,347
Investments	10,000	11,591
Oil and natural gas receivables	36,565	10,435
Joint interest billing receivables	3,452	—
Fair value of derivative instruments	40	2,145
Deferred tax asset	7,520	—
Other current assets	739	438
Property and equipment, net	1,038,111	348,855
Other assets	22,867	2,763

TOTAL ASSETS	$1,599,293	$426,574

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$26,779	$—
Accounts payable - related entities	782	13,454
Other payables	2,973	—
Accrued liabilities	110,084	44,828
Dividends Payable	5,485	—
Fair value of derivative insturments, current	7,033	1,003
Long term debt, net of discount	593,032	—
Asset retirement obligation	3,507	546
Deferred tax liability	3,852	—
Other non-current liabilities	478	—
Stockholders’ equity	845,288	366,743

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,599,293	$426,574

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of September 30, 2013, and including subsequent hedges to the quarter end, the Company had the following hedges covering anticipated future production as indicated below:

	Derivative
Contract Period	Instrument	Barrels	Purchased	Sold
October 1, 2013 - December 31, 2013	Put Spread	92,000	$95.00	$75.00
October 1, 2013 - December 31, 2013	Swap	46,000	$97.10	n/a
October 1, 2013 - December 31, 2013	Swap	92,000	$88.90	n/a
October 1, 2013 - December 31, 2013	Put Spread	92,000	$90.00	$75.00
October 1, 2013 - December 31, 2013	Swap	69,000	$94.50	n/a
October 1, 2013 - December 31, 2013	Swap	69,000	$95.25	n/a
October 1, 2013 - December 31, 2013	Swap	92,000	$96.80	n/a
October 1, 2013 - December 31, 2013	Swap	46,000	$103.69	n/a
October 1, 2013 - December 31, 2013	Swap	46,000	$103.70	n/a
January 1, 2014 - December 31, 2014	Swap	273,750	$91.35	n/a
January 1, 2014 - December 31, 2014	Swap	273,750	$92.45	n/a
January 1, 2014 - December 31, 2014	Swap	273,750	$92.00	n/a
January 1, 2014 - June 30, 2014	Swap	90,500	$97.19	n/a
January 1, 2014 - December 31, 2014	Swap	365,000	$95.45	n/a
January 1, 2014 - December 31, 2014	Asian Option	365,000	$90.00	$99.10
July 1, 2014 - December 31, 2014	Put Spread	184,000	$90.00	$75.00
January 1, 2015 - December 31, 2015	Swap	365,000	$90.05	n/a
January 1, 2015 - December 31, 2015	Swap	365,000	$89.65	n/a

Contract Period	Barrels	Short Put	Long Put	Short Call	Pricing Index
January 1, 2014 - December 31, 2014	547,500	$65.00	$85.00	$102.25	NYMEX West Texas Intermediate crude
January 1, 2014 - December 31, 2014	365,000	$75.00	$95.00	$107.50	Louisiana light sweet crude

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

I.                Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define Adjusted EBITDA as net income (loss):

Plus:

•                  Interest Expense, including realized and unrealized losses on interest rate derivative contracts;

•                  Income tax expense;

•                  Depletion, depreciation, amortization, and accretion;

•                  Loss (gain) on sale of oil and natural gas properties;

•                  Unrealized losses on derivatives;

•                  Impairment of oil and natural gas properties;

•                  Stock-based compensation expense; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Interest income;

•                  Income tax benefit;

•                  Unrealized gains on derivatives; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income (loss)	$3,880	$1,667	$12,696	$(17,024)
Plus:
Interest expense	9,460	—	17,613	—
Unrealized (gain) loss on derivative instruments	8,905	2,104	6,820	(1,594)
Depreciation, depletion, amortization and accretion	38,372	4,580	76,368	9,291
Stock-based compensation	6,657	836	14,369	24,800
Acquisition costs included in G&A	305	—	3,990	—
Less:
Interest income	(91)	(12)	(163)	(31)
Income tax benefit	(3,668)	—	(3,668)	—

Adjusted EBITDA	$63,820	$9,175	$128,025	$15,442

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

II.           We present Adjusted Net Income attributable to common stockholders (“Adjusted Net Income”) in addition to our reported net income (loss) in accordance with GAAP. This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and stock-based compensation expense will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income as net income (loss):

Plus:

•                  Unrealized losses on derivatives;

•                  Stock-based compensation expense; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Preferred stock dividends;

•                  Unrealized gains on derivatives; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted Net Income (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income (loss)	$3,880	$1,667	$12,696	$(17,024)
Less: Preferred stock dividends	(5,485)	(264)	(13,041)	(264)
Net income (loss) attributable to common shares and participating securities	(1,605)	1,403	(345)	(17,288)
Plus:
Unrealized (gains) losses on derivative instruments	8,905	2,104	6,820	(1,594)
Stock-based compensation	6,657	836	14,369	24,800
Acquisition costs included in general and administrative	305	—	3,990	—

Adjusted net income	14,262	4,343	24,834	5,918
Adjusted net income allocable to participating securities	(694)	(65)	(1,136)	(194)
Adjusted net income attributable to common stockholders	$13,568	$4,278	$23,698	$5,724

Adjusted net income per common share - basic (1)	$0.39	$0.13	$0.70	$0.17
Adjusted net income per common share - diluted (1)(2)(3)	$0.36	$0.13	$0.70	$0.17

Weighted average number of unrestricted outstanding common shares used to calculate Adjusted net income per common share-basic	34,737	33,000	33,651	33,000
Dilutive Shares (1)(2)(3)	17,492	—	—	—
Denominator for diluted Adjusted Net Income per common share	52,229	33,000	33,651	33,000

(1)         The nine months ended September 30, 2013, excludes 625,920 shares of weighted average restricted stock and 14,141,800 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(2)         The three months ended September 30, 2013 includes 17,491,500 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were dilutive.  In addition, the numerator includes preferred stock dividends during the period in order to arrive at Adjusted net income to calculate diluted Adjusted net income per common share.  The three months ended September 30, 2013 excludes 410,779 shares of weighted average restricted stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

(3)         The three and nine months ended September 30, 2012, excludes 71,842 and 254,757 of weighted average restricted stock, respectively, and 996,429 and 330,931 shares of common stock, respectively, resulting from an assumed conversion of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the calculation of the denominator for diluted Adjusted net income per common share as these shares were anti-dilutive.

Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.